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Neuphoria Therapeutics Inc.

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NASDAQ: NEUP

/ Neuphoria cautions that statements included in this presentation that are not a description of historical facts are forward - looking state ments. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “pr edi ct,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intend ed to identify forward - looking statements. The forward - looking statements are based on our current beliefs and expectations. The inclusion of f orward - looking statements should not be regarded as a representation by Neuphoria that any of its plans will be achieved. Actual results may differ materially from those set forth in this presentation due to the risks and uncertainties inherent in the Company’s business an d o ther risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10 - K filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof, and Neuphoria undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date he reo f. Further information regarding these and other risks, uncertainties and other factors is included in Neuphoria’s filings with the SEC, copies of which are available from the SEC’s website ( www.sec.gov ) and on Neuphoria’s website ( www.neuphoriatx.com ) under the heading “Investor Center.” All forward - looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe har bor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Neuphoria expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this presentation. Forward - Looking Statements

We are dedicated to pioneering breakthrough therapies that address the complex needs of individuals affected by neuropsychiatric disorders.

By focusing on novel approaches and advancing scientific understanding, we aim to deliver medicines that offer lasting relief and hope for a brighter, healthier future.

neuphoria

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Neuphoria's Pipeline

	PROGRAM	INDICATION	DISCOVERY	PRE-CLINICAL	PHASE 1	PHASE 2	PHASE 3
INTERNAL	α7 receptor NAM **BNC210**	Post-Traumatic Stress Disorder (PTSD)				»»	
PARTNERED	α7 receptor PAM **MK-1167**	Alzheimer's Disease (AD)				MSD	
		Other (CIAS, ADHD)			MSD		
	LGR5 stem cell antigen	Solid tumors			carina		
PRECLINICAL	**NextGen** α7 receptor NAM	Multiple CNS Indications					
	Kv3.1/3.2 Agonists	Cognitive Disorders					

NAM: Negative Allosteric Modulator; **PAM**: Positive Allosteric Modulator; **ADHD**: Attention Deficit Hyperactivity Disorder; **CIAS**: Cognitive impairment associated with schizophrenia

»» = Fast Track Development

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/ BNC210 (soclenicant) Program Overview

BNC210: A Transformative Treatment for PTSD

A First-in-Class α7 Nicotinic Receptor Small Molecule Negative Allosteric Modulator (NAM)

Clinically Meaningful Effects in Multiple Stress and Anxiety Indications*

Reduction of PTSD symptom severity – clinically significant effects in multiple symptoms
Only non-psychedelic novel MoA program in late-stage development

*Profile based on a safety and efficacy database of ~800 subjects.
MoA = mechanism of action; PTSD = Post-Traumatic Stress Disorder.

Game-changing Product Profile

- Multiple symptom relief without GABAergic side effects
- Non-sedating, non-habit forming, not cognition impairing*

Large Market Opportunities & Strong IP

- 9M adults with PTSD each year
- Blockbuster peak sales
- IP protection 2040+

Novel MoA

- Unique and differentiated MoA with high confidence in rationale and probabilities of success*

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PTSD is a Complex Neuropsychiatric Disorder

BNC210 Preclinical Studies, Phase 1b CCK-4 Trial & Phase 2 Trials Support Potential Utility in PTSD

Ph2b PTSD data –
↓ Thought Intrusions Cluster
↑ Enhanced conditioned fear extinction in rodents
↑ Emotional recovery in humans following a panic attack*



Intrusive thoughts
Nightmares
Flashbacks
Repetitive unwanted memories
Avoidance behavior
Avoiding trauma-related:
People
Places
Activities
PTSD
Changes in mood and cognitions
Social withdrawal
Negative perception of self and world
Hyperarousal
Irritability
Aggression
Problems concentrating
Sleep disturbances

↓ Threat avoidance behavior in humans[†] and rodent models

↓ Number/intensity of panic symptoms in humans[*]

Ph2b PTSD data –

↓ MADRS and Mood and Cognitions Cluster

↑ Antidepressant effects in rodent model of depression

↓ Amygdala hyperactivity in humans[†]

↓ Anxious behavior in rodents

*Seen in Phase 1b CCK-4 trial. †Seen in Phase 2 GAD trial.

CCK-4 = cholecystokinin-tetrapeptide; GAD = general anxiety disorder;
MADRS = Montgomery-Asberg Depression Rating Scale.

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/ BNC210 Significantly Reduced PTSD Symptom Severity Clinically Meaningful Treatment Effects/Effect Sizes During 12 Weeks of Treatment & Early Onset of Effect Overall Placebo BNC210 900 mg Demographics 212 106 106 Randomized Population 42.3 (19, 68) 42.4 (21, 68) 42.3 (19, 67) Age (years) - Mean (min, max) 76 / 136 35 / 71 41 / 65 Male / Female 41.5 (30, 59) 41.2 (30, 59) 41.9 (30, 57) CAPS - 5 Total Severity Score at Baseline – Mean (min, max)

PTSD Program Ph2b/3 Overview

Ph2b/3 Program

- Two Cohort Design
- Cohort 1: 8-week randomized placebo-controlled design to evaluate safety and efficacy of BNC210 450 mg BID
- Cohort 2: 12-week randomized placebo-controlled design with 52-week open label extension

Consistent Protocol and Design Conduct

- CAPS-5 as primary outcome measure
- Primary endpoint: Week 8 to reflect early effects
- Limited changes to key inclusion/exclusion criteria
- Established liver function monitoring plan

Alignment with FDA on program design reached at EOP2 meeting

- Study designs believed to be consistent with FDA guidance
- Target Ph2b/3 initiation Q2 2026

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BNC210 Development Plan Nonclinical Phase 3 Enabling NDA Enabling DP SUPPLY ($0.6M) CHRONIC TOXICITY ($2.5 - $ 3 M) MASS BALANCE STUDY ($2M) CMC CARCINOGENICITY ($1.5M+$1.5M) PROCESS DEVELOPMENT/VALIDATION ($2+$3M) ABUSE LIABILITY ($2M) Clinical Pharmacology DDI ($1M) API + DP SUPPLY ($5M) PTSD Program PTSD PHASE 3 (12 - WEEK) ($25M) OPEN LABEL SAFETY EXTENSION ($20M) PTSD PHASE 2b (8 - WEEK) ($10.5 - 12M) IA & DOSING DECISION QWBA ($0.35M) OTHER CLIN PHARM ($5M) 2025 2026 2027 2028 2029 2030

/ Merck Strategic Partnership: MK - 1167 for Alzheimer’s Disease Program Overview

Merck Strategic Collaboration

Positive Allosteric Modulators (PAMs) of α7 nicotinic acetylcholine receptor for treatment of cognitive deficits – **Merck's most advanced and largest program in CNS**

MSD Collaboration Overview

- Neuphoria has an exclusive Research Collaboration with MSD to develop α7 receptor PAMs targeting cognitive dysfunction associated with Alzheimer's disease (AD) and other CNS conditions
- MSD funds all research and clinical development, and WW commercialization of any resulting products
- Payments received: US$20M upfront, US$10M for Phase 1 milestone and US$15M for Phase 2 milestone for AD program
- Eligible to receive up to US$450M in additional milestone payments plus royalties on net sales of licensed drugs

MSD PARTNERSHIP

Development Updates

- Two α7 receptor PAM candidates in clinical development for the treatment of cognitive disorders
- Candidates, MK-4334 and MK-1167 have shown promising profiles in multiple preclinical studies.
- Merck has successfully completed multiple Phase 1 studies that assess safety, tolerability, pharmacokinetics and impacts on relevant CNS biomarkers with both MK-4334 and MK-1167 .
- MK-1167 entered Ph2 in AD in Q1 2025. Study ongoing. Anticipated completion Q1 2027.

*Merck & Co., Inc., Kenilworth NJ USA.

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α7 PAM Clinical Trial Development to Date

Jun 2014
$20M upfront payment on licensing the α7 PAM program to MSD

MK-4334 (first clinical candidate)

Phase 1

Feb 2017
$10M Phase 1 milestone payment for first dose administration

Other Phase 1 trials - details not available

Apr 2022 to Nov 2022
MK-4334-007 / NCT05136690
- Biomarker study in healthy and schizophrenic participants

MK-1167 (second generation clinical candidate)

Phase 1

Aug 2022 to Nov 2023
NL-OMON51348
- Biomarker study in healthy participants

Sep 2023 to May 2024
MK-1167-004 / NCT06625840
- S, T & PK in healthy elderly participants

Oct 2023 to Feb 2024
MK-1167-006 / NCT06703463
- DDI with diltiazem in healthy participants

Mar 2024 to Sep 2024
MK-1167-007 / NCT06285240
- S, T & PK in AD patients taking Donepezil

Phase 2

Dec 2024 to Jan 2027 (estimated)
MK-1167-008 / NCT06721156
- Efficacy and safety in patients with mild to moderate AD dementia
- 3 dose levels MK-1167 vs placebo
- Primary endpoint: ADAS-Cog11 (AD Assessment Scale-11-item Cognitive Subscale)

N=350 (estimated)
72 international locations

Feb 2025
$15M Phase 2 milestone payment for first dose administration

AD = Alzheimer's disease; DDI = drug-drug interaction; PK = Pharmacokinetics; N = number of participants; S = safety; T = tolerability.

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/ Carina Strategic Partnership: CNA3101 for CAR - T Cell Therapy Program Overview

Carina Biotech Strategic IP Licensing

LGR5-targeted CAR-T Cell Therapy for the Treatment of Solid Tumors

Carina Collaboration Overview

- Neuphoria has an IP license agreement for BNC101, a legacy oncology Bionomics program, targeting the cancer stem cell antigen LGR5 with Carina Biotech to develop CAR-T therapeutics for solid tumors in return for milestones and royalties.
- Carina, a privately held AUS immuno-oncology company funds all research and clinical development, and WW commercialization of any resulting products.
- Payments received: AUS $1M for Phase 1 milestone.
- Eligible to receive up to AUS $118M in development, regulatory and commercial milestone payments if Carina Biotech fully develops and markets the new therapy.

Development Updates

- Carina Biotech's LGR5-targeted CAR-T cell therapy CNA3103 is currently in development for the treatment of metastatic colorectal cancer.
- In January 2023, Carina announced that it had received an FDA "Safe to Proceed" Letter for a Phase 1/2a clinical trial of BNC101 CAR-T therapy for the treatment of advanced colorectal cancer.
- In December 2023, Carina announced that patient dosing for their Phase 1/2a study had commenced.

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/ Summary • Pipeline with two clinical stage programs • BNC210 has demonstrated POC in Ph2b PTSD and Ph2 GAD • Successful regulatory interactions and pathway clarity • Strong CMC readiness, IP portfolio, blockbuster potential in PTSD • Merck collaboration validates our ion channel platform robustness and gives access to potential non - dilutive capital • Despite our progress and prospects Neuphoria remains undervalued

/ Lynx1’s Proxy Contest

/ Dissident Actions Disrupting Strategic Review Process October 20, 2025 Company announced its plan to conduct a strategic review of portfolio and business operations with the goal of maximizing value for stockholders October 23, 2025 Lynx1 Master Fund LP (“Lynx1”) filed a Schedule 13D reporting its ownership of 875,328 shares of the Company’s common stock November 9, 2025 Lynx1 delivered a notice of intent to nominate two directors for election at the 2025 Annual Meeting November 10, 2025 Lynx1 delivered a letter to the Board which contained a non - binding proposal to acquire all of the outstanding shares of capital stock of the Company for a price of $5.20 per share in cash, and filed an amended Schedule 13D to report the nomination notice and unsolicited bid November 11, 2025 The Company issued a press release relating to the nomination notice, the unsolicited bid, its review of strategic alternatives, and its engagement of a financial advisor to assist in the strategic evaluation process November 18, 2025 LYNX1 filed an amended Schedule 13D to withdraw the unsolicited bid November 24, 2025 Company filed its definitive proxy statement with the SEC and issued a letter to stockholders relating to the 2025 Annual Meeting November 24, 2025 Lynx1 filed its definitive proxy statement

/ Neuphoria’s Plan • Run a robust and uninterrupted review of strategic alternatives • Advance pipeline programs and seek to maximize stockholder value • Milestone payments and funds previously raised under existing ATM program (no ATM sales have been made since Nov. 7) will create the opportunity to pursue its pipeline programs and/or explore strategic alternatives with a level of strategic optionality • Company has received and is continuing to review inquiries from a number of parties interested in a variety of potential transaction structures • Board will review all proposals received in the same manner and subject all proposals to the same processes and procedures • Will achieve result that benefit ALL STOCKHOLDERS Lynx1 Has No Plan • Lynx1 made a public unsolicited bid for the Company on November 10, 2025 which caused disruption to the ongoing strategic review process • On November 18, 2025, immediately after the Company successfully navigated the disruption of its strategic review process, Lynx1 publicly withdrew their unsolicited bid • It seems that Lynx1’s initial bid was disingenuous or that it had failed to do the appropriate levels of due diligence before submitting an unsolicited bid • Lynx1 has not articulated a plan for shareholder value creation NEUPHORIA’S PLAN VS. LYNX1’S PLAN

/ Neuphoria Nominees • Key Strengths : Deep investment, transactional, and capital allocation expertise that is vital for maximizing stockholder value while reviewing strategic alternatives. Peter Miles Davies • Mr. Davies has more than 15 years of investment banking experience, principally at Rothschild, where he advised on over $100 bil lion of transactions across more than 40 deals, including ten years within the firm’s Healthcare team. He subsequently served as a Ma nag ing Director at Apeiron Investment Group, where he was in - charge of investing in life sciences portfolio companies. This combination of top - tier M&A execution, capital allocation experience, and healthcare sector knowledge makes Mr. Davies an invaluable resource as a me mbe r of our Board while we consider potential strategic alternatives for the Company David Wilson • With more than 40 years of experience in the investment banking industry, 30 years of which has been in Life Sciences and cur ren tly serves as the Chairman and founding partner of WG Partners, a leading boutique investment banking firm that is dedicated to advising li fe - sciences companies on corporate finance, mergers and acquisitions, licensing, strategic advisory and capital raising with clients in t he U.S., Europe and Asia. Prior to starting WG Partners, Mr. Wilson, served as CEO of Piper Jaffray Ltd., a leading investment banking firm, whe re he also served as the Global Chairman of Healthcare. Mr. Wilson’s extensive experience in the investment banking industry, with acute ex perience with life sciences companies, makes Mr. Wilson an optimal choice to continue to serve on our Board while we consider potentia l s trategic alternatives both in the U.S. and globally. Neuphoria Board Nominees Perfectly Positioned

/ Lynx1’s Board Nominees • Key Concerns : L ack of vision and understanding in the value of the Company, no expertise to navigate complex strategic alternatives and will disrupt the Company’s ongoing strategic alternatives review process, a current priority for the Company. Neither of Lynx1’s nominees has sufficient scientific experience with neuropsychiatric disorders and this makes their prior life science and healthcare experience irrelevant. Unknown what the relationship is with Lynx1 management or principals. • Stephen Doberstein • Experience limited to biotechnological and pharmaceutical companies focused on autoimmune disorders; lack substantive experience in investment banking and financial strategic transactions. • Kimberly Smith • While having some investment experience, a significant portion of Ms. Smith’s career is in healthcare research focused on cancer treatment and biotechnology. Lynx1 Board Nominees Lack the Necessary Experience Lynx1’s nominees are not additive to cultivating pipeline assets or evaluating strategic alternatives

/ CORPORATE GOVERNANCE HIGHLIGHTS • The Audit and Risk Management Committee and the Nomination and Compensation Committee are composed entirely of independent directors. • The Board of Directors holds executive sessions solely with its independent directors. • The Board of Directors, with the assistance of the Nomination and Compensation Committee, conduct regular self - assessments and evaluations of its members. • Our Board of Directors and senior leadership team exercise oversight with respect to company wide initiatives, including risk management and sustainability. • Our Securities Trading Policy prohibits hedging, margin loans, stock lending or any other funding arrangement to acquire any securities of the Company where the lender or other third party is granted a right to sell or compel the sale of all or some portion of such securities. • Our policies include a provision for the recoupment of equity - based compensation in the event of a required accounting restatement for Company officers. • Company has a policy of not granting equity compensation timed with the release of material non - public information. • Executive compensation is aligned with executive and Company performance goals.

/ IN SUMMARY • Neuphoria has laid out a clear strategy for future growth and long - term value creation whether by developing its pipeline or by a strategic transaction. Our board is uniquely positioned to execute on this strategic plan. • Neuphoria continues to be led by a strong management team and its Board of Directors. This group encompasses extensive relevant experience and qualifications, specifically on financial advisory matters, and has the right skillsets to conduct a value maximizing review of strategic alternatives. • Lynx1 is undermining and disrupting the progress of the Company by interfering with the strategic alternative review process, by distracting management, by driving unnecessary costs and by running a proxy contest for seemingly no reason. • The Company strongly encourages all stockholders to vote “FOR” all of Neuphoria’s highly qualified directors on the WHITE Proxy Card.

SECURING NEUPHORIA ’S FUTURE Vote FOR Neuphoria 's Board Slate x Transparency & Accountability x Sound Corporate Governance x Value Maximizing Strategic Review x Ability to Develop Pipeline Vote AGAINST Lynx1’s Proposed Slate ï Lack substantive experience in investment banking and financial transactions ï Unclear Vision ï Looking to benefit themselves rather than all stockholders YOUR VOTE IS CRITICAL FOR NEUPHORIA ’S FUTURE Support leadership dedicated to sound governance, strategic execution, and maximizing stock holder value.

Thank you President and CEO spyros@neuphoriatx.com